UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2022

MERRILL LYNCH DEPOSITOR, INC.

(on behalf of PREFERREDPLUS TRUST SERIES RRD-1)

(Exact name of registrant as specified in its charter)

New York	001-32824	13-3891329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Bryant Park, 4th FL New York, NY	10036
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (646) 855-6745

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
PPLUS Trust Series RRD-1	PYS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

On March 28, 2022, The Bank of New York Mellon, as Trustee for the Trust, issued a press release regarding the Form 15 filing by R.R. Donnelly & Sons Company (the “Underlying Securities Issuer”) and the termination of the Trust. Under the terms of the Trust Agreement, pursuant to a Distribution Election, distributions are expected to be made to the holders of the Certificates upon presentation of the Certificates beginning March 29, 2022 as described in the press release. The Trust will be terminated following such distribution. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 – Financial Statements and Exhibits

(d)        Exhibits.

No.	Description
99.1	Press Release dated March 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH DEPOSITOR, INC.

Date: March 28, 2022	By:	/s/ Matthew J. Nelson
Matthew J. Nelson
President